UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

Eiger BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2155 Park Blvd. Palo Alto, California		94306
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 272-6138

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On December 3, 2018, the Board of Directors (the “Board”) of Eiger BioPharmaceuticals, Inc. (the “Company” or “Eiger”) appointed Sriram Ryali as the Company’s Chief Financial Officer.

Mr. Ryali brings over fifteen years of finance experience to Eiger. He was most recently at Aimmune Therapeutics, Inc., where he was Vice President of Finance, responsible for building and leading the finance department from Aimmune’s 2015 initial public offering, and subsequently was a key executive involved in operational preparation for product approval. Previously, Mr. Ryali led U.S. Financial Planning and Analysis at Jazz Pharmaceuticals plc and was Head of Corporate Finance at Onyx Pharmaceuticals, Inc., until the company was acquired by Amgen, Inc. in 2013. Following the acquisition, Mr. Ryali continued as Head of R&D, Technical Operations, and Medical Affairs Finance at Onyx. Mr. Ryali began his career in biopharmaceutical companies at Amgen Inc., where he held positions of increasing responsibility in the finance organization.

Mr. Ryali earned a BA from UCLA with a double major in Economics and Microbiology, Immunology & Molecular Genetics and an MBA from UCLA Anderson School of Management.

Mr. Rayali will receive an annual salary of $335,000, a sign-on bonus of $50,000 and will have a bonus target equal to 35% of his base salary, to be paid upon achievement of certain corporate goals. In addition, Mr. Ryali was granted an option to purchase 90,000 shares of common stock of the Company under its 2013 Equity Incentive Plan.

There is no arrangement or understanding between Mr. Ryali and any other person pursuant to which Mr. Ryali was appointed as the Company’s Chief Financial Officer. There are no family relationships between Mr. Ryali and any of the Company’s directors or executive officers.

In connection with Mr. Ryali’s appointment, on December 3, 2018, James Welch notified the Company of his departure as Chief Financial Officer effective as of such date. Mr. Welch’s departure was not the result of any disagreement or dispute with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Welch’s departure, Mr. Welch has agreed to provide certain transition services, and on December 3, 2018, the Company entered into a separation agreement with Mr. Welch, which, subject to Mr. Welch’s timely execution and non-revocation of a waiver and release of claims, provides for: (i) an extension of Mr. Welch’s post-termination exercise period for vested options to a period of twelve months from his date of departure and (ii) eligibility to receive pro rata payment of Mr. Welch’s 2018 bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.
Dated: December 3, 2018
	By:	/s/ David Cory
David Cory
Chief Executive Officer